SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2015

MARTHA STEWART LIVING OMNIMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15395	52-2187059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 West 26th Street New York, NY		10001
(Address of principal executive offices)		(Zip Code)

(212) 827-8000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On December 4, 2015, SQBG, Inc. (formerly known as Sequential Brands Group, Inc.) (“Old Sequential”) and Martha Stewart Living Omnimedia, Inc. (the “Company” or “MSLO”), consummated the transactions contemplated by the Agreement and Plan of Merger, dated as of June 22, 2015, as amended, by and among Sequential Brands Group Inc. (formerly known as Singer Madeline Holdings, Inc.) (“New Sequential”), Old Sequential, MSLO, Singer Merger Sub, Inc. and Madeline Merger Sub, Inc., as amended (the “Merger Agreement”). Effective on December 4, 2015 as of the effective time under the Merger Agreement (the “Effective Time”), Singer Merger Sub, Inc. and Madeline Merger Sub, Inc., each wholly-owned subsidiaries of New Sequential, merged with and into Old Sequential and MSLO, respectively, with Old Sequential and MSLO surviving the mergers as a wholly owned subsidiaries of New Sequential (the “Mergers”), in accordance with the Merger Agreement. The Mergers were approved by the stockholders of MSLO at a special meeting of the MSLO stockholders on December 2, 2015 and by a majority of Old Sequential’s stockholders on June 22, 2015. As a result of the Mergers, New Sequential became the ultimate parent of Old Sequential, MSLO and their respective subsidiaries. Additionally, MSLO and Old Sequential will cease to be publicly traded companies, with New Sequential succeeding as a publicly traded company as the successor issuer to both Old Sequential and MSLO pursuant to Rule 12g-3(c) of the Securities Exchange Act of 1934, as amended.

The description of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Upon the completion of the Mergers, and subject to each stockholder’s election and proration as set forth in the Merger Agreement, each issued and outstanding share of common stock of MSLO was converted into the right to receive either $6.15 in cash, 0.6958 shares of common stock of New Sequential (together with cash in lieu of fractional shares) or a combination thereof . As a result, MSLO shareholders will receive in the aggregate approximately 20,017,575 shares of common stock of New Sequential and $176,681,757.15 in cash.

Item 1.01   Entry Into a Material Definitive Agreement.

Amendment to Second Amended and Restated First Lien Credit Agreement

At the Effective Time, New Sequential, Old Sequential and certain other subsidiaries of New Sequential, including MSLO, entered into an amendment (the “Amendment”) to the Second Amended and Restated First Lien Credit Agreement, dated as of April 8, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “BoA Credit Agreement”), by and among, Old Sequential, the guarantors party thereto, the lenders party thereto (the “BoA Lenders”) and Bank of America, N.A., as administrative agent and collateral agent (in such capacity, the “BoA Agent”). The Amendment has an effective date of December 4, 2015, and amends certain provisions under the BoA Credit Agreement to, among other things, (i) permit the consummation of the Mergers, (ii) permit, subject to the satisfaction of certain conditions, the increase in the aggregate revolving commitments and term loans under the BoA Credit Agreement by such amounts as would not cause the consolidated first lien leverage ratio, determined on a pro forma basis after giving effect to any such increase, to exceed 2.00:1.00, (iii) permit the inclusion of not less than (a) $30.0 million of EBITDA representing EBITDA generation by MSLO, (b) $8.0 million of EBITDA representing EBITDA generation by Joe’s Holdings LLC, a Delaware limited liability company and a wholly-owned indirect subsidiary of New Sequential (“Joe’s Holdings”) and (c) fees and expenses incurred and associated with the Mergers and the acquisition of Joe’s Holdings in certain provisions that relate to calculation of the consolidated first lien leverage ratio, (iv) permit the incurrence of indebtedness under the New Secured Term Loan Agreement and (v) designate New Sequential as the “borrower” under the BoA Credit Agreement. Additionally, the Amendment provides for an additional $8.0 million of Tranche A-1 Term Loans which were made, at the Effective Time, to New Sequential by the BoA Lenders.

New Secured Term Loan Agreement

At the Effective Time, New Sequential, Old Sequential and certain other subsidiaries of New Sequential, including MSLO, entered into a new Second Amended and Restated Credit Agreement (the “New Secured Term Loan Agreement”) with Wilmington Trust, National Association, as administrative agent and collateral agent (in such capacity, the “New Agreement Agent”), and the lenders party to the existing Amended and Restated Second Lien Credit Agreement, dated as of April 8, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Second Lien Credit Agreement”), by and among, Old Sequential, the guarantors party thereto, the lenders party thereto and Wilmington Trust, National Association, as administrative agent and collateral agent (in such capacity, the “Second Lien Agent”).

The New Secured Term Loan Agreement provides for a six-year $368.0 million senior secured term loan facility (the “Facility”), which consists of (i) $215.5 million of loans outstanding under the Existing Second Lien Credit Agreement and (ii) $152.5 million of new term loans which were made, at the Effective Time, to New Sequential by the lenders party to the New Secured Term Loan Agreement.

New Sequential used the proceeds of the new loans made at the Effective Time to fund the payment of the purchase price with respect to the Mergers and costs and expenses incurred in connection with the Mergers and related transactions.

New Sequential has the option to request the addition of one or more additional term loan facilities or the increase of term loan commitments under the Facility by such amounts as would not cause the consolidated total leverage ratio, determined on a pro forma basis after giving effect to any such addition and increase, to exceed 6.00:1.00, which additions and increase are subject to the satisfaction of certain conditions set forth in the New Secured Term Loan Agreement.

The loans under the Facility bear interest, at New Sequential’s option, at a rate equal to either (i) the LIBOR rate plus an applicable margin ranging from 8.00% to 8.75% per annum or (ii) the base rate plus an applicable margin ranging from 7.00% to 7.75% per annum, in each case based upon the consolidated total leverage ratio and/or the consolidated net leverage ratio.

New Sequential’s obligations under the New Secured Term Loan Agreement and any hedging or cash management obligations entered into by New Sequential or any of its current and future domestic restricted subsidiaries (the “Subsidiary Guarantors” and, together with New Sequential, the “Loan Parties”) with a lender under the New Secured Term Loan Agreement, the New Agreement Agent or an affiliate of any such person are guaranteed by New Sequential and each Subsidiary Guarantor. New Sequential’s and the Subsidiary Guarantors’ obligations under the New Secured Term Loan Agreement are secured by substantially all of their assets, subject to certain customary exceptions.

New Sequential is required to make mandatory prepayments of loans outstanding under the Facility (without payment of a premium or penalty) with (i) in the case of any disposition of intellectual property, the then applicable LTV Percentage (as defined in the BoA Credit Agreement) of the orderly liquidation value thereof, (ii) in the case of any other disposition of any other assets, 100% of the net proceeds thereof, subject to certain reinvestment rights, and (iii) in the case of any Consolidated Excess Cash Flow (as defined in the New Secured Term Loan Agreement), 50% thereof, which shall decrease to 0% if the consolidated total leverage ratio is less than 3.00:1.00. The loans under the Facility are not subject to amortization.

New Sequential may make, in whole or in part, voluntarily prepayments of the loans outstanding under the Facility. Such voluntarily prepayments are subject to the payment of customary “breakage” costs with respect to LIBOR-based borrowings and in certain cases to the prepayment premium set forth in the New Secured Term Loan Agreement.

The New Secured Term Loan Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to the Loan Parties and their subsidiaries, including, without limitation, restrictions on liens, investments, indebtedness, fundamental changes, dispositions, restricted payments and prepayment of indebtedness. The New Secured Term Loan Agreement contains financial covenants that require the Loan Parties and their subsidiaries to (i) not exceed a maximum consolidated total leverage ratio initially set at 7.25:1.00, which decreases periodically over the term of the New Secured Term Loan Agreement until the final maximum ratio of 6.75:1.00 is reached for the fiscal quarter ending September 30, 2019 and thereafter and (ii) not exceed a maximum consolidated first lien leverage ratio initially set at 2.47:1.00, which decreases periodically over the term of the New Secured Term Loan Agreement until the final maximum ratio of 2.30:1.00 is reached for the fiscal quarter ending September 30, 2019 and thereafter.

The New Secured Term Loan Agreement contains customary events of default, including, without limitation, payment defaults, covenant defaults, breaches of certain representations and warranties, cross defaults to certain material indebtedness, certain events of bankruptcy and insolvency, certain events under ERISA, material judgments and a change of control. If an event of default occurs and is not cured within any applicable grace period or is not waived, the New Agreement Agent, at the request of the lenders under the New Secured Term Loan Agreement, is required to take various actions, including, without limitation, the acceleration of amounts due thereunder.

Intercreditor Agreement

In connection with the BoA Credit Agreement and the New Secured Term Loan Agreement, the BoA Agent and the New Agreement Agent have entered into an Intercreditor Agreement, dated as of the Effective Time (the “Intercreditor Agreement”), which was acknowledged by New Sequential and the guarantors party thereto, including MSLO. The Intercreditor Agreement establishes various inter-lender terms, including, without limitation, priority of liens, permitted actions by each party, application of proceeds, exercise of remedies in the case of a default, incurrence of additional indebtedness, releases of collateral and limitations on the amendment of the BoA Credit Agreement and the New Secured Term Loan Agreement without the consent of the other party.

The foregoing description of the Amendment, the New Secured Term Loan Agreement and the Intercreditor Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment, the New Secured Term Loan Agreement and the Intercreditor Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 hereto and incorporated by reference herein.

Item 1.02   Termination of a Material Definitive Agreement.

As of the Effective Time, Daniel W. Dienst, MSLO’s Chief Executive Office and Kenneth P. West, MSLO’s Chief Financial Officer, were removed from their positions as officers of MSLO and their employment agreements were terminated. In connection with their terminations, each will receive the termination benefits set forth in their previously filed employment agreements.

At the Effective Time Ms. Stewart’s employment agreement with MSLO, which was originally entered into April 1, 2009 and was last amended July 2, 2013 (the “MSLO Employment Agreement”) was superseded by an employment agreement that Ms. Stewart entered into with New Sequential. The term of the MSLO Employment Agreement would otherwise have continued through June 30, 2017.

The information set forth in the Explanatory Note and Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.01   Completion of Acquisition or Disposition of Assets.

The information set forth in the Explanatory Note and Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the Explanatory Note and Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in the Explanatory Note and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Treatment of MSLO Stock Options and Other MSLO Equity-Based Awards as a Result of the Mergers

In connection with the Mergers, each outstanding option to acquire shares of MSLO common stock (each a “MSLO Option”) that was subject solely to a time-based vesting condition, whether vested or unvested, that was outstanding immediately prior to the Effective Time was cancelled and was automatically converted into the right to receive a cash payment equal to the positive difference (if any) between (i) $6.15 and (ii) the exercise price for the MSLO Options. In addition, in respect of MSLO Options that (i) were granted to Mr. Dienst pursuant to his employment agreement (ii) were premium-priced and subject to time-based vesting conditions that were satisfied prior to the execution of the Merger Agreement, and (iii) have a minimum post-termination exercise period of 18 months, Mr. Dienst will receive the payment determined under the immediately preceding sentence, plus an aggregate additional payment of $300,000 in the form of shares of New Sequential’s common stock. This payment, which will be made in the form of shares of New Sequential’s common stock, coupled with the spread value otherwise payable in respect of such options, is intended to result in a total payment that approximates the Black-Sholes value of such options.

Each outstanding MSLO Option that is subject to performance-vesting conditions and was outstanding immediately prior to the Effective Time will receive the payment referred to in the immediately-preceding paragraph if it was vested as of such time. Any such performance-vesting MSLO Options that are not so vested will be canceled in exchange for cash payments to the holders thereof in the following aggregate amounts: Kenneth West ($49,750); Allison Hoffman ($16,600) and Ritwik Chatterjee ($24,900).

Each award of restricted stock units corresponding to shares of MSLO common stock that is subject solely to a time-based vesting condition (each, a “MSLO RSU”) that was outstanding immediately prior to the Effective Time will be cancelled and converted into a right to receive a cash payment of $6.15 for each share of MSLO common stock subject to the MSLO RSU.

Each award of restricted stock units corresponding to shares of MSLO common stock that is subject to performance-based vesting conditions (each a “MSLO Performance RSU Award”), that was outstanding immediately prior to the Effective Time will be cancelled as of the Effective Time. The holder of any such MSLO Performance RSU Award that by its terms would have provided an opportunity to achieve the performance conditions of such award for certain specified periods following certain terminations of the holder’s employment will receive cash payments in the following aggregate amounts: Daniel Dienst ($2,550,000); Kenneth West ($204,000); Allison Hoffman ($240,000); and Ritwik Chatterjee ($216,000). These amounts are intended to approximate the value of these unvested MSLO Performance RSU Awards and were determined based on a price per share determined by New Sequential taking into account the vesting and performance terms of such RSUs.

Item 5.01 Changes in Control of Registrant.

At the Effective Time, a change in control of the Company occurred and all shares of the Company’s common stock are now held by New Sequential. The information set forth in the Explanatory Note and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01. New Sequential obtained the cash consideration for the Mergers from borrowings under the BoA Credit Agreement and cash on hand.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Explanatory Note and Item 1.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02. As of the Effective Time, each of the former members of the board of directors of MSLO (the “Board”) and each of the former officers of MSLO resigned. In connection with the Mergers, as of the Effective Time and pursuant to the Merger Agreement, Yehuda Shmidman and Gary Klein were appointed to the Board. In addition, Mr. Shmidman assumed the role of Chief Executive Officer of MSLO and Mr. Klein assumed the role of Chief Financial Officer of MSLO.

Mr. Shmidman serves as a member of the board and as Chief Executive Officer of New Sequential. He is also the Chief Executive Officer of Old Sequential, where he has served as CEO since November 19, 2012. Prior to joining Old Sequential, Mr. Shmidman served as the Chief Operating Officer (“COO”) and executive officer of Iconix Brand Group, Inc. (NASDAQ: ICON) (“Iconix”). Mr. Shmidman first joined Iconix in 2005 and held multiple positions of increasing responsibility during his seven year tenure leading up to his promotion to COO in 2010. Mr. Shmidman’s responsibilities at Iconix ranged from head of global business development to direct involvement with corporate initiatives related to mergers and acquisitions, global joint ventures, corporate finance and investor relations. Mr. Shmidman also serves on the board of the YMA Fashion Scholarship Fund, a non-profit organization dedicated to advancing the fashion industry by encouraging gifted and enterprising young people to pursue careers in design, merchandising, retailing and related businesses. Mr. Shmidman received a Bachelor of Arts degree magna cum laude in Political Science from Yeshiva University.

Mr. Klein is the Chief Financial Officer of New Sequential as well as of Old Sequential where he has served in that role since November 29, 2012. Prior to joining New Sequential he served as the Vice President of Finance at Iconix since 2008. Mr. Klein joined Iconix in 2005, and during his seven year tenure was regularly involved in matters relating to financial planning and analysis, reporting and accounting, corporate finance, investor relations, mergers and acquisitions and Iconix’s management information systems. From February 2005 to December 2005, Mr. Klein served at TV Guide Publishing Group as the Director of Financial Planning and Analysis, and from May 2001 to February 2005, Mr. Klein served as Finance Manager at Columbia House, one of the world’s largest licensees of content for music and film. Prior to that time, Mr. Klein served at Office.com as a senior accountant and at Rosen, Seymour, Shapps, Martin & Co., a public accounting firm, as a staff accountant. Mr. Klein earned a bachelor’s degree in accounting from the University at Albany in 1998.

Mr. Klein and Mr. Shmidman will receive no compensation for their service on the Board or as officers of MSLO, outside of the compensation each of them receives as officers, and in the case of Mr. Shmidman, as a director, of New Sequential.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 4, 2015, in connection with the Mergers, the Company amended and restated its Certificate of Incorporation and Bylaws. The Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of June 22, 2015, by and among SQBG, Inc., Sequential Brands Group, Inc., Martha Stewart Living Omnimedia, Inc., Singer Merger Sub, Inc. and Madeline Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Old Sequential’s Current Report on Form 8-K dated June 23, 2015).

3.1	Amended and Restated Certificate of Incorporation of Martha Stewart Living Omnimedia, Inc..
3.2	Amended and Restated Bylaws of Martha Stewart Living Omnimedia, Inc..
10.1	Amendment to the Second Amended and Restated First Lien Credit Agreement, dated as of April 8, 2015 by and among, Sequential Brands Group, Inc., SQBG, Inc., and certain other of subsidiaries of Sequential Brands Group, Inc., SQBG, Inc., the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent (incorporated by reference to Exhibit 10.1 to Sequential Brands Group, Inc.’s Current Report on Form 8-K, dated on December 4, 2015).

10.3	Second Amended and Restated Credit Agreement, dated as of December 4, 2015, by and among , Sequential Brands Group, Inc., SQBG, Inc. and certain other subsidiaries of Sequential Brands Group, Inc., Wilmington Trust, National Association, as administrative agent and collateral agent and the lenders party to the existing Amended and Restated Second Lien Credit Agreement, dated as of April 8, 2015, by and among, SQBG, Inc., the guarantors party thereto, the lenders party thereto and Wilmington Trust, National Association, as administrative agent and collateral agent (incorporated by reference to Exhibit 10.3 to Sequential Brands Group, Inc.’s Current Report on Form 8-K, dated on December 4, 2015).

10.3

Amended and Restated Intercreditor Agreement, dated as of December 4, 2015, by and between Bank of America, N.A., as administrative agent and collateral agent and Wilmington Trust, National Association, as administrative agent and collateral agent, and acknowledged by Sequential Brands Group, Inc. and the guarantors party thereto (incorporated by reference to Exhibit 10.3 to Sequential Brands Group, Inc.’s Current Report on Form 8-K, dated on December 4, 2015).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC.

Date: December 4, 2015	By:	/s/ Gary Klein
	Name: Title:	Gary Klein Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of June 22, 2015, by and among SQBG, Inc., Sequential Brands Group, Inc., Martha Stewart Living Omnimedia, Inc., Singer Merger Sub, Inc. and Madeline Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Old Sequential’s Current Report on Form 8-K dated June 23, 2015).

3.1	Amended and Restated Certificate of Incorporation of Martha Stewart Living Omnimedia, Inc..
3.2	Amended and Restated Bylaws of Martha Stewart Living Omnimedia, Inc..
10.1	Amendment to the Second Amended and Restated First Lien Credit Agreement, dated as of April 8, 2015 by and among, Sequential Brands Group, Inc., SQBG, Inc., and certain other of subsidiaries of Sequential Brands Group, Inc., SQBG, Inc., the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent (incorporated by reference to Exhibit 10.1 to Sequential Brands Group, Inc.’s Current Report on Form 8-K, dated on December 4, 2015).

10.3	Second Amended and Restated Credit Agreement, dated as of December 4, 2015, by and among , Sequential Brands Group, Inc., SQBG, Inc. and certain other subsidiaries of Sequential Brands Group, Inc., Wilmington Trust, National Association, as administrative agent and collateral agent and the lenders party to the existing Amended and Restated Second Lien Credit Agreement, dated as of April 8, 2015, by and among, SQBG, Inc., the guarantors party thereto, the lenders party thereto and Wilmington Trust, National Association, as administrative agent and collateral agent (incorporated by reference to Exhibit 10.3 to Sequential Brands Group, Inc.’s Current Report on Form 8-K, dated on December 4, 2015).

10.3

Amended and Restated Intercreditor Agreement, dated as of December 4, 2015, by and between Bank of America, N.A., as administrative agent and collateral agent and Wilmington Trust, National Association, as administrative agent and collateral agent, and acknowledged by Sequential Brands Group, Inc. and the guarantors party thereto (incorporated by reference to Exhibit 10.3 to Sequential Brands Group, Inc.’s Current Report on Form 8-K, dated on December 4, 2015).